UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 9, 2017

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory.
(d)    Election of Directors.
On January 9, 2017, the Board of Directors (the “Board”) of Harmonic Inc. (the “Company”) elected Tom Lookabaugh to the Board, and a press release announcing the appointment was issued by the Company on January 11, 2017.

There is no arrangement or understanding between Mr. Lookabaugh and any other persons pursuant to which he was selected as a director. Mr. Lookabaugh has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Lookabaugh and the Company have entered into the Company’s standard form of indemnification agreement, a copy of which has been filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 33-90752).

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
On January 9, 2017, the Board adopted an amendment to Article III, Section 3.2 of the Company’s bylaws (the “Bylaws”) to increase the number of directors of the Board from seven (7) to eight (8). Set forth below is the text of the revised Bylaw provision:

“3.2 NUMBER OF DIRECTORS
The board of directors shall consist of eight (8) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.”

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1*	Form of Indemnification Agreement
99.1	Press release of Harmonic Inc. dated January 11, 2017

* Incorporated by reference to Exhibit 10.1 filed with the Company’s Registration Statement on Form S-1 (File No. 33-90752).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2017	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR
and Corporate Secretary